                              EXCLUSIVITY AGREEMENT
                              ---------------------

     EXCLUSIVITY AGREEMENT, dated as of August 16, 1999 (the "Agreement"), by and among NovaCare Employee Services, Inc. (the "Company"), NovaCare, Inc. ("Company Parent"), Patricof & Co. Ventures, Inc. ("Patricof"), Fidelity Ventures Limited ("Fidelity") and AFLAC Incorporated ("AFLAC") (Patricof, Fidelity and AFLAC are referred to collectively as the "Investors").

     WHEREAS, the Company, Company Parent and the Investors have entered into negotiations and discussions regarding the acquisition (the "Acquisition") of the Company by a company to be formed by the Investors (the "Acquiror") on the terms and subject to the conditions to be negotiated and incorporated into a definitive merger agreement (the "Merger Agreement"); and

     WHEREAS, Company Parent is, through a wholly owned subsidiary, the controlling shareholder of the Company; and

     WHEREAS, Acquiror desires to acquire all of the outstanding common stock of the Company, including Company Parent's interest in the Company; and

     WHEREAS, the parties have been negotiating to consummate a transaction on the basis of the Investors acquiring the Company at a price of $2.89 per share of Company common stock and desire to continue negotiations to expeditiously execute the Merger Agreement.

     NOW THEREFORE, in consideration of the agreements contained in this Agreement, and intending to be legally bound, the parties agree as follows:

     1. TERM. This Agreement shall continue for a period beginning on the date hereof and ending on the earlier of (i) 9:00 a.m., Philadelphia time, on Thursday, September 9, 1999 and (ii) the execution and delivery of the Merger Agreement, unless this Agreement shall be earlier terminated by the written consent of all of the parties.

     2. ACCESS AND INFORMATION. During the term of this Agreement, upon reasonable notice, the Company shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of the Investors, access, during normal business hours, to all of its properties, books, contracts, commitments, records and personnel, and during such term, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to the Investors (a) a copy of each report, schedule, registration statement or other document filed or received by it during such term pursuant to the requirements of the federal securities laws, and (b) all other information concerning its business, properties and personnel as the Investors may reasonably request.

     3. NON-SOLICITATION. During the term of this Agreement, neither the Company, Company Parent nor any subsidiary or affiliate of the Company or Company Parent shall (and neither the Company, Company Parent nor any subsidiary or affiliate of the Company or

Company Parent shall authorize or permit any of their respective officers, directors, employees, representatives or agents, including, but not limited to, investment bankers, attorneys and accountants, to), directly or indirectly, encourage, solicit or initiate any inquiry, proposal or offer, or participate in or initiate discussions or negotiations with, or provide any information to, any person or group (other than the Investors or any of their affiliates or representatives) concerning any proposal or offer for a merger, share exchange, consolidation, recapitalization, asset acquisition or other business combination or similar transaction involving the Company, or any subsidiary of the Company, or any proposal or offer to acquire any equity interest in, or outside the ordinary course of business consistent with past practice any of the assets of, the Company or any subsidiary of the Company other than the Acquisition, or otherwise cooperate in any way with, participate in, facilitate or encourage any effort or attempt by, any person or group (other than the Investors or any of their affiliates or representatives) to do or seek any of the foregoing. Upon execution of this Agreement, the Company and Company Parent shall immediately cease any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing. During the terms of this Agreement, the Company and Company Parent shall immediately notify the Investors of the existence of any proposal, discussions, negotiation or inquiry received by either of them and shall immediately communicate to the Investors the terms, of any proposal, discussion, inquiry or negotiation which either of them may receive (and shall immediately provide the Investors with copies of any written materials received by either of them in connection with such proposal, discussions, inquiry or negotiation), including, but not limited to, the identity of the party making such proposal or inquiry or engaging in such discussions or negotiation and shall keep the Investors immediately advised of all developments in such proposal, inquiry, discussion or negotiation. During the term of this Agreement, neither the Company nor Company Parent shall release any third party from, or waive any provisions of, any confidentiality or non- solicitation agreement to which of them is a party.

     4. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement signed by each of the parties hereto.

     5. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

     6. EXPENSES. Except as otherwise provided in the Letter Agreement, dated July 29, 1999, among the Company, Patricof and Fidelity or herein, whether or not the contemplated transaction is consummated, all fees, charges and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, charges or expenses.

     7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE

PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

     8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     10. ENTIRE AGREEMENT. This Agreement, together with the Confidentiality Agreements between the Company and the Investors, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof and thereof.

     11. NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to, and does not, create any rights or benefits of any party other than the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


                                  NOVACARE EMPLOYEE SERVICES, INC.

                                  By /s/ Loren J. Hulber
                                    -----------------------------
                                    Name: Loren J. Hulber
                                    Title: President and CEO

                                  NOVACARE, INC.

                                  By /s/ Robert E. Healy, Jr.
                                    -----------------------------
                                    Name: Robert E. Healy, Jr.
                                    Title: Sr. VP Finance and Administration
                                           and CFO

                                  PATRICOF & CO. VENTURES, INC.

                                  By /s/ G.M. Jenkins
                                    -----------------------------
                                    Name: G.M. Jenkins
                                    Title: Managing Director

                                  FIDELITY VENTURES LIMITED
                                  BY ITS GENERAL PARTNER
                                  FIDELITY CAPITAL ASSOCIATES, INC.

                                  By /s/ George K. Hertz
                                    -----------------------------
                                    Name: George K. Hertz
                                    Title: Vice President

                                  AFLAC INCORPORATED

                                  By /s/ Joseph W. Smith
                                    -----------------------------
                                    Name: Joseph W. Smith
                                    Title: Senior Vice President
                                           and Chief Investment
                                           Officer